                                                                       Exhibit i

                               CONSENT OF COUNSEL

                              AIM INVESTMENT FUNDS


         We hereby consent to the use of our name and to the reference to our firm under the caption "Investment Advisory and Other Services - Other Service Providers - Counsel to the Trust" in the Statements of Additional Information for (i) the retail classes of AIM Developing Markets Fund, AIM Global Health Care Fund, AIM Libra Fund, AIM Trimark Endeavor Fund, AIM Trimark Fund and AIM Trimark Small Companies Fund and (ii) the institutional classes of AIM Trimark Endeavor Fund, AIM Trimark Fund and AIM Trimark Small Companies Fund which are included in Post-Effective Amendment No. 66 to the Registration Statement under the Securities Act of 1933, as amended (No. 33-19338), and Amendment No. 67 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-05426), on Form N-1A of AIM Investment Funds.


                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP
                                      ------------------------------------------
                                      Ballard Spahr Andrews & Ingersoll, LLP


Philadelphia, Pennsylvania
February 23, 2004